PROMISSORY NOTE


$1,000,000                                                 May 24, 1999



     FOR VALUE RECEIVED, Delta Petroleum Corporation ("Borrower") promises to pay to the order of Roger A. Parker and Aleron H. Larson, Jr. (together with any subsequent holder hereof, "Holders"), the principal sum of One Million Dollars ($1,000,000) (the "Loan") on or prior to June 1, 2001 (the "Maturity Date"), together with interest on the outstanding unpaid principal balance of this Note outstanding from time to time at the rate of eighteen percent (18%) per annum as provided herein.

     The Borrower agrees to make monthly installments of interest only, payable in advance, for a period of six (6) months from the date hereof, on the first day of each month, commencing on the date hereof and continuing through the payment due on November 1, 1999. Commencing on December 1, 1999, and continuing until the Maturity Date, the Borrower shall make monthly payments of principal and interest in the amount of $29,375 on the first day of each month, based upon a four (4) year amortization of the Loan. Notwithstanding anything to the contrary contained herein, the entire unpaid remaining principal amount of the Loan shall be due and payable on the Maturity Date.

     All payments of principal and interest hereof shall be made to Holders at 555 17th Street, Suite 3310, Denver, Colorado 80202 or at such other place as Holders shall designate to Borrower in writing.

     Borrower agrees to pay, in addition to the payments of principal and interest as provided herein, a loan fee of one percent (1%) of the Loan. Such fee and the first month's interest shall be retained by Holders and deducted from the proceeds of the Loan disbursed to Borrower on the date hereof. In the event the entire unpaid principal amount of the Loan is not paid on or before December 1, 1999, the Borrower agrees to pay an additional loan fee of one percent (1%) of the outstanding amount of the Loan on the first day of each December and June until the Loan is paid in full. In addition, the Borrower agrees to pay the Holders' reasonable counsel fees in connection with the preparation of this Promissory Note, which amount will also be deducted from the proceeds of the Loan disbursed to Borrower on the date hereof.

     Payments received shall be applied first to expenses of Holders, if any, then to default interest, if any, then to accrued interest, then to principal.

     The Borrower shall assign and pledge as collateral all of its properties and assets as security for this Promissory Note, including those properties and assets that will be acquired from Whiting Petroleum Corporation in part with the proceeds from this Promissory Note.

     Upon the happening of any of the following events, at the option of the Holders, the amounts then unpaid under this Promissory Note, shall bear interest for the period beginning with the date of the happening of any such event at a default rate of twenty percent (20%) per annum (the "Default Interest"). Default Interest shall be payable monthly on the first day of each and every month. In addition, the Holders may, at its option, accelerate the indebtedness evidenced by this Promissory Note and declare due and payable the entire unpaid principal sum, together with all interest thereon, including Default Interest, plus all other sums payable at the time of such declaration pursuant to this Promissory Note. Such events of default are as follows:

     (a) The failure of the Borrower to make any payment required hereunder within ten (10) days after the due date hereof; or

     (b) If Borrower shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Promissory Note, which default is not cured within fifteen (15) days after Borrower's receipt from Holders of written notice hereof; or

     (c) Any representation or warranty contained herein or any representation to the Holders proves to be false or misleading concerning the financial condition or credit standing of the Borrower; or

     (d) The filing of any petition by the Borrower under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against the Borrower, unless such petition and all proceeding thereunder are dismissed within thirty (30) days from such filing; or the appointment of a trustee or receiver for all or any assets of the Borrower, unless such appointment is vacated or dismissed within thirty (30) days from the date of such appointment; or an adjudication that the Borrower is insolvent or bankrupt.

     The failure by the Holders to exercise any of the foregoing options upon the happening of one or more of the foregoing events of default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event. The acceptance by the Holders of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or any subsequent time, or nullify any prior exercise of any such option without the express consent of the Holders hereof.

     The Borrower reserves the right to prepay all or a part of the principal owing on the Promissory Note at any time or times prior to maturity without notice and without payment of any premium or penalty, provided that Borrower shall pay all accrued and unpaid Interest thereon.

     It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Holders may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the excess shall be retained by Holders of this Promissory Note as additional cash collateral for the payment hereof, unless such retention is not permitted by law, in which case the interest rate on this Promissory Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

     Time is of the essence hereof. In the event of any default in any payment of the principal of or interest on this Promissory Note, or any fees payable hereunder, when due and payable, then the whole principal sum of this Promissory Note plus accrued interest and all other obligations of Borrower to Holders, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of the Holders, become immediately due and payable without notice or demand, and Holders shall have and may exercise any or all of the rights and remedies provided herein.

     If Borrower fails to pay any amount due under this Promissory Note and Holders have to take any action to collect the amount due, including without limitation retaining attorneys for collection of this Promissory Note, or if any suit or proceedings is brought for the recovery of all or any part of or for protection of the indebtedness, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Holders, including but not limited to the fees and disbursements of Holders' attorneys and their staff.

     Borrower waives presentation, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment due under this Promissory Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Promissory Note shall operate as a waiver of any other payment or right.

     Of any provision in this Promissory Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     All notices to Borrower given hereunder shall be in writing, shall be given either by hand delivery or by certified mail, return receipt requested, and, if mailed, shall be deemed received one day after having been deposited in the United States mail, postage prepaid, addressed as follows:

                         Delta Petroleum Corporation
                         555 17th Street, Suite 3310
                         Denver, Colorado 80202

     This Promissory Note is to be governed by and construed according to the laws of the State of Colorado.


                    BORROWER:
                    DELTA PETROLEUM CORPORATION


                          s/Roger A. Parker
                    By: Roger A. Parker, President




ATTEST:



 s/Aleron H. Larson, Jr.
Aleron H. Larson, Jr., Secretary